Exhibit 3.2
                                     BYLAWS

                                       OF

                              UNISTAR GAMING CORP.

                            (A Delaware Corporation)

                                   ARTICLE I

                                     Offices

      SECTION 1. Registered office. The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent.

      SECTION 2. Additional offices. The Corporation may also have offices and places of business at such other places, within and outside of the State of Delaware, as the Board of Directors (the "Board") may from time to time determine.


                                   ARTICLE II

                            Meetings of Stockholders

      SECTION 1. Place of meetings. All annual and special meetings of stockholders shall be held at such place, within or outside of the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting.

      SECTION 2. Annual meetings. All regular meetings of the stockholders of the Corporation for the election of Directors or for any purpose shall be held annually (i) on the fourth Friday in April if not a legal holiday (and if a legal holiday, then on the first day following that is not a legal holiday) at 10:00 A.M.; or (ii) at such other date and time as the Board may determine.

      SECTION 3. Special meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman and shall be called by the Secretary at the written request of a majority of the total number of Directors of the Corporation would have if there were no vacancies (the "Whole Board").

      SECTION 4. Conduct of meetings. The Chairman or, in his or her absence, the President or, in his or her absence, such person as may be designated by the Board of Directors, shall call to order any meeting of the stockholders and act as chairman of the meeting. Subject to Sections 13 and 14 of this Article II, annual and special meetings of the stockholders shall be conducted in accordance with the customary practices and procedures as determined by the chairman at the meeting.

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      SECTION 5. Notice of meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the officer calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more or if a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give notice of the time and place of any meeting adjourned for less than 30 days or the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken. Any previously scheduled meeting of the stockholders may be postponed and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

      SECTION 6. Fixing of record date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to, the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall also apply to any adjournment of such meeting unless the Board, at its discretion, fixes a new record date for the adjourned meeting.

      SECTION 7. Voting lists.

      (a) At least 10 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address and the number of shares held by each. This list of stockholders shall be open to inspection by any stockholder, for any lawful purpose germane to such meeting, at any time during usual business hours for a period of 10 days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any stockholder during the entire time of the meeting.

      (b) The Corporation may require any stockholder making a request for inspection of the list of stockholders entitled to vote at a meeting to provide a written representation as to the purpose for such request in order that the Corporation may determine whether such purpose is lawful and germane to such meeting. Such written representation shall also state that the list of stockholders shall not be used for any purpose other than the purpose set forth therein.

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      (c) No stockholder who inspects the Corporation's list of stockholders pursuant to this Section 7 or otherwise shall have the right to make copies or prepare extracts of such list (unless and only to the extent the Corporation is required by applicable law to allow the making of such copies or the preparation of such extracts).

      SECTION 8. Quorum. Except as may otherwise be required by law or the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business shall be transacted that might have been transacted at the meeting as originally notified. The stockholders who are present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

      SECTION 10. Voting. When a quorum is present at any meeting, unless the question is one upon which pursuant to applicable law, the Certificate of Incorporation, a certificate of designation of any series of preferred stock or these By-Laws a different vote is required (in which case such express provision shall govern and control the decision of such question), (i) a plurality of the votes cast shall elect directors, and (ii) the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall decide any question properly brought before such meeting.

      SECTION 11. Nominations.

      (a) No nominations for Directors except those made by the Board shall be voted upon at an annual or special meeting of stockholders other than nominations made by any stockholder entitled to vote in the election of Directors who gives timely written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation:

        (1) with respect to an election to be held at an annual meeting of stockholders, not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting of stockholders; provided however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and

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        (2) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not later than the close of business on the tenth day following the day on which notice of such meeting is first given to stockholders.

      Each such notice of a stockholder's intent to make such nomination or nominations shall set forth:

        (1) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated;

        (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and a statement of the number of shares owned by such stockholder, beneficially and of record;

        (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder;

        (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors; and

        (5) the written consent of each nominee to serve as a Director of the Corporation if elected

The presiding officer of any meeting of the stockholders may refuse to acknowledge the nomination of any person if not made in compliance with these By-laws. Ballots bearing the names of all the persons so nominated by the Board and by stockholders shall be provided for use at the annual meeting.

      (b) No stockholder nomination for director shall be acknowledged at a meeting of stockholders unless the stockholder who gave written notice of his or her intent to make such nomination is present in person or by proxy at such meeting and makes the nomination.

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      SECTION 12. New business.

      (a) The Board or any stockholder may make a proposal to be acted upon at an annual meeting of stockholders, provided that any such proposal by a stockholder is made in writing and delivered either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting of stockholders.

      Each such stockholder proposal must set forth:

        (1) the name and address of the stockholder making the proposal;

        (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to move such proposal;

        (3) a brief description of the proposal to be made; and

        (4) a description of any material interest (other than proportionally as a stockholder) of such stockholder in such proposal.

      (b) Any such proposal may be deemed out of order and need not be discussed, considered, acted or voted upon or laid over for action at any meeting of stockholders if the Chairman (or such other officer of the Corporation who shall preside at the relevant meeting of stockholders) determines that such proposal was not delivered in compliance with these By-laws on that such proposal deals with or relates to:

        (1) any action or matter that, if taken or effectuated by the Corporation, would be in violation of, or contrary to, any applicable law or regulation or would result in a breach or violation by the Corporation or any contractual obligation;

        (2) any action or matter that is impossible or beyond the Corporation's power to take or effectuate;

        (3) any action or matter that is not a proper subject for action by the stockholders of the Corporation;

        (4) any action or matter involving or relating to the conduct of the ordinary business of the company;

        (5) any action or matter that is substantially duplicative of any business or proposal that is to be considered at such meeting of stockholders;


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        (6) any action or matter that has been rendered moot; or

        (7) the redress of a personal claim or grievance against the Corporation or any other person or entity, or any action or matter that is designated to result in a benefit to the stockholder or to further a personal interest, which benefit or interest is not shared with the other stockholders of the Corporation at large.

      (c) No proposal from a stockholder shall be discussed, considered, acted or voted upon or laid over for action at an annual or other meeting of stockholders unless such stockholder is present in person or by proxy at such annual or other meeting of stockholders.

      (d) Only such business shall be acted upon at a special meeting of the stockholders as shall have been brought before the meeting pursuant to a notice of meeting which is given pursuant to the provisions of Section 5 of this
Article II.

      SECTION 13. Compliance with Other Provisions. Notwithstanding the provisions of Sections 11 and 12 hereof, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to the matters set forth in said Sections 11 and 12. Nothing contained herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      SECTION 14. Inspectors of Election. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.


                                  ARTICLE III

                               Board of Directors

      SECTION 1. General powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

      SECTION 2. Regular meetings. Regular meetings of the Board of Directors may be held at such times and places as the Board shall from time to time determine and no further notice shall be required to be given. By action of the Board at any meeting, or with the written consent of the majority of the Directors at the time in office, any regular meeting may be omitted.

      SECTION 3. Special meetings. Special meetings may be called by the Chairman on at least 24 hours' notice to each Director. Special meetings shall be called by the Secretary on like notice within 5 days after receipt of the written request of a majority of the Directors then in office. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board.

      SECTION 4. Notice. Notice of any special meeting of Directors shall be given to each Director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 4 days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company, at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting.

      Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of Article XII, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

      SECTION 5. Quorum.

      (a) A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the manner prescribed by Section 4 of this Article III. The Directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

      SECTION 6. Manner of acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is prescribed by law, the Certificate of Incorporation or these Bylaws.

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      SECTION 7. Action without a meeting. Any action required or permitted to be taken by the Board or any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or of such committee.

      SECTION 8. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence at such meeting.

      SECTION 9. Resignation. Any Director may resign from the Board or any committee at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman or the Chief Executive Officer. Unless otherwise specified in such notice, such resignation shall take effect upon receipt by the Chairman or the Chief Executive Officer.

      SECTION 10. Compensation. Directors, as such, may receive a stated salary for their services and/or a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board or any committee of the Board. No such salary or payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation for his or her services.

      SECTION 11. Removal of Directors. Except as may be otherwise required by law or provided in a certificate of designation of any series of preferred stock, any Director may be removed from office at any time, but only for cause and only by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

                                   ARTICLE IV

                             Committees of the Board

      SECTION 1. Executive Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the Whole Board, designate 3 or more of its members to constitute an Executive Committee. Except as may be limited by the applicable provisions of law, the Executive Committee shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger, and to indemnify directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have the power or authority to fill vacancies on the Board or on any committee of the Board, including the Executive Committee. The Executive Committee shall serve at the pleasure of the Board.

      SECTION 2. Other Committees. The Board may, by resolution adopted by the Whole Board, designate one or more other committees. Each such committee shall consist of one or more of the Directors of the Corporation as shall be designated by a majority of the Whole Board and shall have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board. Except as otherwise provided by law, any such committee shall have and may exercise all of the powers and authority which are specified in the designating resolution.

      SECTION 3. Manner of Acting. Unless otherwise prescribed by the Board, a majority of the members of the Executive Committee or any other committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of the Executive Committee or such other committee. The Executive Committee and each such other committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all actions taken by it.

                                   ARTICLE V

                                Waivers of Notice

      SECTION 1. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                    Officers

      SECTION 1. Positions. The officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board may also elect one or more Vice Chairmen and/or Vice Presidents and such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers or duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Any number of offices may be held by the same person.

      SECTION 2. Election and term of office. The officers of the Corporation shall be elected by the Board. Each officer shall hold office until a successor shall have been duly elected and qualified or until the officer's death, resignation or removal.

      SECTION 3. Removal. Any officer may be removed by the Board (with or without cause) whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the rights, if any, of the person so removed under any employment contract.

      SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board.

      SECTION 5. Remuneration. The remuneration of officers shall be fixed from time to time by the Board.

      SECTION 6. Duties of officers.

      (a) The Chairman. The Chairman shall be the Chief Executive Officer of the Corporation if he or she is so designated by the Board. The Chairman shall preside at all meetings of the Board and at all meetings of the stockholders. The Chairman shall have such other duties as may be assigned to him or her from time to time by the Board.

      (b) The President. The President shall be the Chief Operating Officer of the Corporation if so designated by the Board. The President shall also perform such other duties as may, from time to time, be assigned to him or her by the Board or the Chairman.

      (c) Secretary. The Secretary shall attend all meetings of the Board and the stockholders as he or she may be requested by the Board to attend, and record (or cause to be recorded) all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision he or she shall act. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer. He or she shall keep the minutes of such meetings, and shall have such powers and perform such duties as usually pertain to the office of Secretary. He or she shall also perform such other duties as may from time to time be assigned to him or her by the Board or the Chairman.

      (d) Treasurer. The Treasurer, subject to the approval of the Board shall have the management of the cash and securities of the Corporation and shall perform all acts incident to the position of Treasurer and such other duties as may from time to time be assigned to him or her by the Board or the Chairman.

      (e) Other Officers. All other officers shall have such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.

                                  ARTICLE VII

                      Contracts, Loans, Checks and Deposits

      SECTION 1. Contracts. To the extent permitted by law, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or loan, or to execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or limited to specific instances.

      SECTION 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.

      SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board may select.

                                  ARTICLE VIII

                  Certificates for Shares and Their Transfer

      SECTION 1. Transfer of Shares. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      SECTION 2. Certificates for Shares. The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 3. Registered stockholders. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes.

                                   ARTICLE IX

                                   Fiscal Year

      The fiscal year of the Corporation shall end on December 31 of each year.


                                    ARTICLE X

                              Dividends and Reserve

      SECTION 1. Dividends. Subject to applicable law and the terms of the Certificate of Incorporation and any certificate of designation with respect to a series of preferred stock, the Board may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock. Such dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

                                   ARTICLE XI


                                 Corporate Seal

      The Board of Directors shall adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                  ARTICLE XII

                                   Amendments

      These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting.